Asset Backed Securities
BancCap

Investment Property
94 records

Selection Criteria: Investment Property
Table of Contents
  Summary Statistics
  Collateral Type
  Original Principal Balance
  Remaining Principal Balance
  Remaining Months to Maturity
  Current Mortgage Rates
  Original Loan-to-Value
  FICO Scores
  Debt-to-Income Ratio
  Geographic Distribution of the Mortgage Properties
  Occupancy Status
  Docmentation Types
  Purpose of Loans
  Credit Grade
  Property Types
  Original Term to Expiration of Prepayment Penalty
  Maximum Rates
  Minimum Rates
  Gross Margins
  Months of Next Rate Adjustment
  Initial Periodic Rate Cap
  Regular Periodic Rate Cap
  Interest Only Terms
  Originator

1. Summary Statistics

Number of Mortgage Loans: 94
Aggregate Scheduled Principal Balance: 17,680,174.23
Minimum Scheduled Balance: 50,910.52
Maximum Scheduled Balance: 488,682.35
Average Scheduled Balance: 188,086.96
Aggregate Original Principal Balance: 17,709,940.00
Minimum Original Balance: 51,000.00
Maximum Original Balance: 490,000.00
Average Original Balance: 188,403.62
Fully Amortizing Loans (NON BALLOON): 87.62
1st Lien: 100.00
Weighted Average Gross Coupon: 8.468
Minimum Coupon: 6.650
Maximum Coupon: 11.650
Weighted Average Original Term: 360
Minimum Original Term: 360
Maximum Original Term: 360
Weighted Average Stated Remaining Term: 357
Minimum Remaining Term: 353
Maximum Remaining Term: 360
Weighted Average Margin (ARM only): 5.815
Minimum Margin: 5.250
Maximum Margin: 6.000
Weighted Average Max Rate: 14.904
Minimum Max Rate: 12.700
Maximum Max Rate: 17.650
Weighted Average Min Rate: 8.574
Minimum Min Rate: 6.650
Maximum Min Rate: 11.650
Weighted Average Loan-to-Value: 82.74
Low LTV: 63.64
High LTV: 100.00
LTV = 80: 15.19
LTV > 80: 52.03
Weighted Avera ge Fico: 653
Min FICO: 552
Max FICO: 778
Top 5 States: CA(27%),FL(23%),MN(10%),TX(10%),IL(8%)
% Silent Second: 2.92
WA Months to Next Adjustment Date: 21
WA CLTV: 83.12

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2. Collateral Type

Collateral Type	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
1 /29 ARM	1	165,381.82	0.94	356	8.975	651	85.00
2 /28 ARM	67	11,937,425.43	67.52	358	8.793	653	84.77
2 /28 ARM - 40Yr Balloon	8	2,188,749.70	12.38	356	7.627	664	79.64
2 /28 ARM (IO)	3	688,300.00	3.89	354	7.745	632	73.82
Fixed	14	2,511,797.97	14.21	356	7.920	650	78.84
Fixed (IO)	1	188,519.31	1.07	354	7.150	625	72.69
Total:	94	17,680,174.23	100.00	357	8.468	653	82.74

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3. Original Principal Balance

Original Principal Balance	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
50,000.01 - 100,000.00	29	2,126,229.00	12.01	357	9.151	639	82.82
100,000.01 - 150,000.00	13	1,638,450.00	9.25	357	8.419	648	79.72
150,000.01 - 200,000.00	14	2,476,940.00	13.99	357	8.572	638	83.60
200,000.01 - 250,000.00	18	4,016,639.00	22.68	357	8.576	651	84.77
250,000.01 - 300,000.00	3	856,500.00	4.84	355	8.679	627	76.42
300,000.01 - 350,000.00	5	1,646,750.00	9.30	357	7.969	670	79.63
350,000.01 - 400,000.00	6	2,257,232.00	12.75	358	8.440	661	85.69
400,000.01 - 450,000.00	4	1,728,700.00	9.76	357	7.684	681	83.42
450,000.01 - 500,000.00	2	962,500.00	5.43	357	8.463	666	79.83
Total:	94	17,709,940.00	100.00	357	8.468	653	82.74

* Based on the original balances of the Mortgage Loans

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4. Remaining Principal Balance

Remaining Principal Balance	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
50,000.01 - 100,000.00	29	2,122,973.26	12.01	357	9.151	639	82.82
100,000.01 - 150,000.00	13	1,634,883.84	9.25	357	8.419	648	79.72
150,000.01 - 200,000.00	14	2,472,700.74	13.99	357	8.572	638	83.60
200,000.01 - 250,000.00	18	4,010,295.61	22.68	357	8.576	651	84.77
250,000.01 - 300,000.00	3	855,381.54	4.84	355	8.679	627	76.42
300,000.01 - 350,000.00	5	1,644,168.48	9.30	357	7.969	670	79.63
350,000.01 - 400,000.00	6	2,253,463.24	12.75	358	8.440	661	85.69
400,000.01 - 450,000.00	4	1,725,388.68	9.76	357	7.684	681	83.42
450,000.01 - 500,000.00	2	960,918.84	5.44	357	8.463	666	79.83
Total:	94	17,680,174.23	100.00	357	8.468	653	82.74

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5. Remaining Months to Maturity

Remaining Months to Maturity	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
301 - 360	94	17,680,174.23	100.00	357	8.468	653	82.74
Total:	94	17,680,174.23	100.00	357	8.468	653	82.74

Minimum: 353
Maximum: 360
Weighted Average: 357

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6. Current Mortgage Rates

Current Mortgage Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
6.500 - 6.999	9	2,295,877.57	12.99	355	6.808	689	76.49
7.000 - 7.499	8	1,918,805.31	10.85	355	7.277	651	81.25
7.500 - 7.999	13	2,411,541.08	13.64	356	7.748	659	79.68
8.000 - 8.499	8	1,584,346.46	8.96	357	8.217	661	77.61
8.500 - 8.999	18	3,413,234.69	19.31	358	8.815	624	83.90
9.000 - 9.499	12	2,355,442.72	13.32	359	9.224	651	85.75
9.500 - 9.999	17	2,863,479.41	16.20	359	9.708	657	88.60
10.000 - 10.499	5	452,250.66	2.56	358	10.248	656	88.09
10.500 - 10.999	2	253,296.33	1.43	359	10.514	622	90.00
11.000 - 11.499	1	63,900.00	0.36	360	11.250	622	90.00
11.500 - 11.999	1	68,000.00	0.38	360	11.650	596	85.00
Total:	94	17,680,174.23	100.00	357	8.468	653	82.74

Minimum: 6.650
Maximum: 11.650
Weighted Average: 8.468

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7. Original Loan-to-Value

Original Loan-to-Value	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
60.01 - 65.00	2	244,602.09	1.38	356	8.496	592	64.14
65.01 - 70.00	6	1,491,327.24	8.44	356	8.007	638	69.11
70.01 - 75.00	11	1,924,485.19	10.88	355	7.473	660	74.26
75.01 - 80.00	23	4,819,905.72	27.26	356	7.921	650	79.49
80.01 - 85.00	17	2,578,380.89	14.58	356	8.382	645	84.85
85.01 - 90.00	33	6,128,905.37	34.67	359	9.260	660	89.88
90.01 - 95.00	1	110,250.00	0.62	360	9.800	729	91.88
95.01 - 100.00	1	382,317.73	2.16	359	9.650	669	100.00
Total:	94	17,680,174.23	100.00	357	8.468	653	82.74

The loan-to-value ("OLTV") of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

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8. FICO Scores

FICO Scores	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
540 - 559	2	694,552.39	3.93	358	8.291	555	74.25
560 - 579	3	395,690.32	2.24	356	7.865	569	77.21
580 - 599	9	1,204,439.75	6.81	356	9.067	589	80.13
600 - 619	12	1,425,456.33	8.06	356	8.286	611	81.82
620 - 639	22	5,068,702.93	28.67	357	8.480	630	82.91
640 - 659	15	2,486,439.50	14.06	358	9.047	651	83.67
660 - 679	9	1,464,535.77	8.28	358	8.685	671	87.69
680 - 699	8	1,947,284.49	11.01	358	8.644	688	83.70
700 - 719	2	498,825.02	2.82	355	7.050	705	79.02
720 - 739	6	884,537.42	5.00	358	8.856	732	86.77
740 - 759	2	474,594.50	2.68	356	7.074	742	81.20
760 - 779	4	1,135,115.81	6.42	357	7.380	767	82.10
Total:	94	17,680,174.23	100.00	357	8.468	653	82.74

Minimum: 552
Maximum: 778
Weighted Average: 653

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9. Debt-to-Income Ratio

Debt-to-Income Ratio	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
<= 20.00	5	1,080,858.65	6.11	357	8.756	678	80.04
20.01 - 25.00	5	935,111.25	5.29	359	8.648	621	84.27
25.01 - 30.00	12	1,390,885.34	7.87	357	8.920	644	85.87
30.01 - 35.00	9	1,789,837.75	10.12	356	7.865	655	80.87
35.01 - 40.00	15	3,508,438.77	19.84	358	8.315	684	82.49
40.01 - 45.00	23	4,208,264.68	23.80	357	8.303	640	80.56
45.01 - 50.00	16	2,937,750.05	16.62	357	8.636	641	83.90
50.01 - 55.00	9	1,829,027.74	10.35	357	8.857	651	86.62
Total:	94	17,680,174.23	100.00	357	8.468	653	82.74

Non-Zero Minimum: 10.62
Maximum: 55.00
Weighted Average: 38.78

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10. Geographic Distribution of the Mortgage Properties

Geographic Distribution of the Mortgage Properties	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
California	16	4,790,789.11	27.10	356	8.014	653	78.22
Florida	17	4,074,951.45	23.05	358	9.025	651	86.20
Minnesota	9	1,815,611.47	10.27	357	8.452	631	83.89
Texas	14	1,695,975.39	9.59	359	9.231	647	87.78
Illinois	7	1,403,564.88	7.94	355	7.271	645	79.27
Virginia	4	851,678.74	4.82	357	7.921	711	85.98
Maryland	3	787,570.30	4.45	355	7.478	697	81.70
Michigan	10	785,930.65	4.45	358	9.556	670	84.86
New Jersey	2	442,763.01	2.50	355	8.615	619	78.34
Connecticut	3	310,233.36	1.75	357	9.220	640	85.90
Missouri	2	149,141.00	0.84	358	9.694	617	77.26
Pennsylvania	2	131,376.51	0.74	355	8.716	642	85.00
Wisconsin	1	119,761.06	0.68	356	9.500	654	73.62
Mississippi	1	85,500.00	0.48	360	9.050	632	90.00
Kentucky	1	84,760.11	0.48	356	7.800	682	85.00
Arizona	1	75,832.04	0.43	356	9.000	701	80.00
Georgia	1	74,735.15	0.42	356	8.990	611	85.00
Total:	94	17,680,174.23	100.00	357	8.468	653	82.74

Number of States Represented: 17

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11. Occupancy Status

Occupancy Status	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Investor Property	94	17,680,174.23	100.00	357	8.468	653	82.74
Total:	94	17,680,174.23	100.00	357	8.468	653	82.74

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12. Docmentation Types

Docmentation Types	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Stated Documentation	61	12,301,305.72	69.58	357	8.690	658	82.99
Full Documentation	33	5,378,868.51	30.42	356	7.961	642	82.16
Total:	94	17,680,174.23	100.00	357	8.468	653	82.74

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13. Purpose of Loans

Purpose of Loans	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Refinance - Cash Out	49	8,809,793.70	49.83	356	8.151	642	79.62
Purchase	43	8,478,410.18	47.95	358	8.793	663	86.02
Refinance - Rate/Term	2	391,970.35	2.22	357	8.565	703	81.99
Total:	94	17,680,174.23	100.00	357	8.468	653	82.74

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14. Credit Grade

Credit Grade	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	11	2,095,388.60	11.85	357	8.812	640	85.30
PAG I	65	12,856,444.63	72.72	357	8.422	664	83.44
PAG II	10	1,386,844.28	7.84	357	8.703	629	79.62
PAG III	7	1,001,944.33	5.67	355	8.330	605	77.25
PAG IV	1	339,552.39	1.92	356	7.550	552	69.39
Total:	94	17,680,174.23	100.00	357	8.468	653	82.74

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15. Property Types

Property Types	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Single Family	55	8,108,190.38	45.86	357	8.556	659	84.27
Two-Four Family	27	6,994,611.31	39.56	357	8.224	644	80.83
PUD	7	1,726,451.22	9.76	359	9.000	653	85.73
Condominium	3	550,179.05	3.11	357	8.377	692	84.42
Manufactured Housing	1	196,000.00	1.11	360	9.100	655	65.99
Townhouse/Rowhouse	1	104,742.27	0.59	356	8.490	594	64.81
Total:	94	17,680,174.23	100.00	357	8.468	653	82.74

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16. Original Term to Expiration of Prepayment Penalty

Original Term to Expiration of Prepayment Penalty	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	32	5,707,682.35	32.28	357	8.576	659	83.76
6	1	79,167.14	0.45	359	10.300	671	90.00
12	5	1,716,793.80	9.71	358	8.495	695	82.04
24	45	8,033,413.92	45.44	358	8.536	641	83.46
36	10	1,923,009.23	10.88	355	7.903	651	76.76
60	1	220,107.79	1.24	355	7.250	634	85.00
Total:	94	17,680,174.23	100.00	357	8.468	653	82.74

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17. Maximum Rates

Maximum Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
12.500 - 12.999	2	499,770.35	3.34	354	7.355	688	72.09
13.000 - 13.499	2	399,802.57	2.67	355	7.272	648	82.75
13.500 - 13.999	8	1,952,650.09	13.04	356	7.240	701	80.24
14.000 - 14.499	7	1,677,087.64	11.20	356	7.601	660	83.73
14.500 - 14.999	17	3,006,873.76	20.07	358	8.441	626	83.99
15.000 - 15.499	15	3,192,147.71	21.31	358	8.901	656	81.85
15.500 - 15.999	19	3,378,417.04	22.55	358	9.514	648	87.29
16.000 - 16.499	4	401,340.14	2.68	359	10.267	653	88.49
16.500 - 16.999	3	339,867.65	2.27	358	10.113	617	85.68
17.000 - 17.499	1	63,900.00	0.43	360	11.250	622	90.00
17.500 - 17.999	1	68,000.00	0.45	360	11.650	596	85.00
Total:	79	14,979,856.95	100.00	357	8.576	654	83.52

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18. Minimum Rates

Minimum Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
6.500 - 6.999	5	1,265,804.09	8.45	356	6.785	716	76.67
7.000 - 7.499	6	1,523,828.51	10.17	355	7.283	659	82.68
7.500 - 7.999	12	2,267,454.82	15.14	356	7.748	657	79.34
8.000 - 8.499	8	1,584,346.46	10.58	357	8.217	661	77.61
8.500 - 8.999	15	2,717,901.63	18.14	358	8.845	617	84.99
9.000 - 9.499	10	2,160,862.95	14.43	359	9.233	653	86.00
9.500 - 9.999	16	2,743,718.35	18.32	359	9.717	657	89.25
10.000 - 10.499	4	401,340.14	2.68	359	10.267	653	88.49
10.500 - 10.999	1	182,700.00	1.22	360	10.500	637	90.00
11.000 - 11.499	1	63,900.00	0.43	360	11.250	622	90.00
11.500 - 11.999	1	68,000.00	0.45	360	11.650	596	85.00
Total:	79	14,979,856.95	100.00	357	8.576	654	83.52

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19. Gross Margins

Gross Margins	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
5.250 - 5.499	3	741,978.96	4.95	356	7.486	725	82.06
5.500 - 5.749	11	1,855,132.87	12.38	357	8.376	642	82.54
5.750 - 5.999	61	11,531,590.67	76.98	357	8.635	655	84.11
6.000 - 6.249	4	851,154.45	5.68	360	9.177	602	78.95
Total:	79	14,979,856.95	100.00	357	8.576	654	83.52

Minimum: 5.250
Maximum: 6.000
Weighted Average: 5.815

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20. Months of Next Rate Adjustment

Months of Next Rate Adjustment	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
2006-11	1	165,381.82	1.10	356	8.975	651	85.00
2007-08	1	290,500.00	1.94	353	7.700	636	70.00
2007-09	2	617,872.67	4.12	354	7.421	627	83.57
2007-10	10	1,965,717.80	13.12	355	7.862	655	80.61
2007-11	21	3,724,903.88	24.87	356	7.687	660	76.44
2008-01	9	1,518,662.46	10.14	358	9.340	641	85.96
2008-02	23	4,206,236.32	28.08	359	9.112	662	89.87
2008-03	12	2,490,582.00	16.63	360	9.464	647	85.66
Total:	79	14,979,856.95	100.00	357	8.576	654	83.52

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21. Initial Periodic Rate Cap

Initial Periodic Rate Cap	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
1.500	1	290,500.00	1.94	353	7.700	636	70.00
2.000	1	165,381.82	1.10	356	8.975	651	85.00
3.000	77	14,523,975.13	96.96	358	8.589	654	83.77
Total:	79	14,979,856.95	100.00	357	8.576	654	83.52

Minimum: 1.500
Maximum: 3.000
Weighted Average: 2.960

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22. Regular Periodic Rate Cap

Regular Periodic Rate Cap	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
1.000	51	9,447,640.05	63.07	359	9.057	654	86.95
1.500	1	165,381.82	1.10	356	8.975	651	85.00
2.000	27	5,366,835.08	35.83	356	7.718	654	77.44
Total:	79	14,979,856.95	100.00	357	8.576	654	83.52

Minimum: 1.000
Maximum: 2.000
Weighted Average: 1.364

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23. Interest Only Terms

Interest Only Terms	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	90	16,803,354.92	95.04	357	8.512	654	83.22
60	4	876,819.31	4.96	354	7.617	631	73.58
Total:	94	17,680,174.23	100.00	357	8.468	653	82.74

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24. Originator

Originator	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Encore Credit	37	6,998,109.64	39.58	355	7.710	655	78.25
Flexpoint Funding	1	119,761.06	0.68	356	9.500	654	73.62
Funding America	50	9,450,081.12	53.45	359	9.142	653	86.74
Maribella Mortgage	6	1,112,222.41	6.29	355	7.400	636	77.97
Total:	94	17,680,174.23	100.00	357	8.468	653	82.74

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Asset Finance Group

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, s olicitation or sale is not permitted.The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obliga tion to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disrega rded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.